UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

March 2, 2016

(Date of Report)

February 27, 2016

(Date of Earliest Reported Event)

AMERICATOWNE Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55206	46-5488722
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4700 Homewood Court, Suite 100, Raleigh, North Carolina 27609
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(888) 406 2713

 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

◻   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 26, 2016, AmericaTowne, Inc. (the “Company”) entered into an Exporter Services Agreement with Hosana Home Healthcare Services, Inc. (“Hosana”), a Pennsylvania corporation doing business at 18 Campus Boulevard, Suite 100 in Newtown Square, Pennsylvania (the “Hosana Agreement”). The consideration paid to the Company under the Hosana Agreement is a nonrefundable Service Fee of $35,000 paid as follows: (a) $3,000 upon execution, and (b) $889 per month for thirty-six months after execution commencing on April 15, 2016. The Company has the discretion to convert the monthly payment obligation into a note obligation. In addition, Hosana has agreed to pay the Company an 8% Transaction Fee for each transaction between Hosana and an end buyer. There is no related party relationship between Hosana or its principal officers, and the Company and its principal officers. The Hosana Agreement contains the same material terms and conditions as prior Exporter Services Agreements disclosed on Form 8-K.

(d) Exhibits

Exhibit	Description
10.1	Exporter Services Agreement dated February 26, 2016 (Hosana)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICATOWNE, INC.

By: /s/Alton Perkins

Alton Perkins

Chairman of the Board, President, Chief Executive

Officer, Chief Financial Officer, Secretary

Dated: Marcy 2, 2016

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